Exhibit 10.5

Supplier Quality Agreement

Between

SI BONE, Inc.

and

Orchid Bio-Coat

000725-F02 Rev A

Contents

1. ADMINISTRATIVE ELEMENTS		4

1.1.	Scope	4

1.2.	Parties to the Agreement	4

1.3.	Definitions, Abbreviations, and Acronyms	4

1.4.	Referenced Documents	5

1.5.	Products and Services Covered By This Agreement	5

1.6.	Site(s) Involved	6

1.7.	Quality Management Systems	6

1.8.	Use of Third Parties	7

1.9.	Supplier Selected	7

1.10.	Term of Agreement	8

1.11.	Assignment	8

2. COMPLIANCE		8

2.1.	Specifications	8

2.2.	Specification Changes	8

2.3.	Activity by Regulators, Notified Bodies, or Certification Bodies	8

2.4.	Third Party Quality Agreements	9

3. MANUFACTURING, PACKAGING, AND LABELING		9

3.1.	Environmental Control	9

3.2.	Personnel	9

3.3.	Equipment	9

3.4.	Automated Processes	9

3.5.	Inspection, measuring, and test equipment	9

3.6.	Process Validation	10

3.7.	Calibration	10

3.8.	Labeling Operations	10

3.9.	Packaging Operations	10

4. DOCUMENTATION AND RECORDS		10

4.1.	Device History Record	10

4.2.	Record Retention	11

000725-F02 Rev A

5. STORAGE AND SHIPMENT		11

5.1.	Storage	11

5.2.	Shipment	11

6. CHANGE CONTROL		11

6.1.	Change Requests	11

6.2.	Deviations	12

6.3.	Other Changes	12

7. NON-CONFORMANCE, CAPA, AND COMPLAINTS		12

7.1.	Disposition of Non-conforming Material	12

7.2.	Rework	12

7.3.	Corrective Action	12

7.4.	Complaints	13

7.5.	Medical Device Reports	13

7.6.	Corrections and Removals	13

8. AUDITS		13

8.1.	Customer Audits of Supplier Facilities	13

8.2.	Customer Audit Findings	14

8.3.	Auditing Third Party Suppliers	14

Appendix 1		15

Appendix 2		16

Appendix 3		17

Appendix 4		18

000725-F02 Rev A

1.	ADMINISTRATIVE ELEMENTS

1.1.	Scope

This agreement defines the Quality Agreement between the parties identified below. It defines the commitment both parties make to ensure that their respective products and services satisfy the quality and regulatory requirements called out in this agreement. Both parties agree to cooperate in the success of this agreement. This agreement does not define the forecasting, ordering, delivery, or pricing requirements for either party. This agreement does not define the specifications for the products or services covered.

1.2.	Parties to the Agreement

This Quality Agreement is executed between Orchid Bio-Coat with business address at 21613 Bridge Street Southfield Michigan 48034, hereafter referred to as <Supplier> and SI-BONE, Inc. with business address at 3055 Olin Ave., Suite 2200, San Jose, CA 95128, hereafter referred to as “SI BONE”. <Supplier> agrees to provide the goods or services defined below in full conformance with the requirements of this agreement.

1.3.	Definitions, Abbreviations, and Acronyms

The following terms are included in this agreement.

Accuracy – A statement of how close a measured value is to the actual (true) value. See also, Precision.

Complaint – A written, electronic, or oral communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness, or performance of a device after it is released for distribution.

Concession – Permission to use or release material that does not conform to specified requirements. A concession is frequently called a Use-As-Is (UAI) disposition.

Corrective Action – Action to eliminate the cause of a detected nonconformity or other undesirable situation

Directed Procurement – A case in which the Customer directs the Supplier to obtain a good or service from a particular third party. In a directed procurement, the Customer is responsible for product qualification, Supplier qualification, etc. The Supplier should track and report the third party’s performance metrics to the Customer.

FIFO – First In, First Out

IM&TE – Inspection, measuring, and test equipment

Precision – A statement of the repeatability of a measure. See also, accuracy.

Product – Product is the output of a process and includes, but is not limited to, goods, services, software, documentation, and consulting.

Promptly – Unless specified otherwise, promptly means within ten working days.

QMS – Quality Management System

Repair – Action on nonconforming material to make it acceptable for the intended use

Rework – Action on nonconforming material to make it conform to the requirements

RMS – Risk Management System

Scrap – Action on nonconforming material to preclude its originally intended use

Supplier – The Supplier delivers product to the Customer. The term Supplier includes, but is not limited to, contractors, consultants, sister organizations, and parent organizations.

000725-F02 Rev A

1.4.	Referenced Documents

21 CFR Part 820 – Quality System Regulation

IS0 13485:2003 – Quality management systems – Requirements for regulatory purposes

ISO 14971:2009 – Application of risk management to medical Devices

Medical Device Directive (MDD) - 93/42/EEC

GHTF/SG3/N15R8 – Implementation of risk management principles and activities within a Quality Management System

GHTF/SG3/N17:2008 Quality Management System – Guidance on the Control of Products and Services Obtained from Suppliers

1.5.	Products and Services Covered By This Agreement

This agreement pertains to the products listed in the table below.

Part Number	Description
4030-90	iFuse Implant, 4x30mm
4035-90	iFuse Implant, 4x35mm
4040-90	iFuse Implant, 4x40mm
4045-90	iFuse Implant, 4x45mm
4050-90	iFuse Implant, 4x50mm
4055-90	iFuse Implant, 4x55mm
4060-90	iFuse Implant, 4x60mm
4065-90	iFuse Implant, 4x65mm
4070-90	iFuse Implant, 4x70mm
7030-90	iFuse Implant, 7x30mm
7035-90	iFuse Implant, 7x35mm
7040-90	iFuse Implant, 7x40mm
7045-90	iFuse Implant, 7x45mm
7050-90	iFuse Implant, 7x50mm
7055-90	iFuse Implant, 7x55mm
7060-90	iFuse Implant, 7x60mm
7065-90	iFuse Implant, 7x65mm
7070-90	iFuse Implant, 7x70mm
7xxx	7071-7210 mm implant

000725-F02 Rev A

1.6.	Site(s) Involved

The Supplier produces the product at any of the sites listed below. The Supplier ships the product to the Customer from any of the sites listed below.

Supplier Production Sites:

Orchid Bio-Coat, 21316 Bridge Street Southfield Michigan 48034

Customer Receiving Sites:

SI-BONE, Inc. 3055 Olin Ave., Suite 2200, San Jose, CA 95128

1.7.	Quality Management Systems

Quality System Regulation

The Supplier and the Customer shall each maintain a Quality Management System (QMS) that conforms to the requirements of the FDA’s Quality System Regulation (QSR) as stated in 21 CFR Part 820. Should the Supplier determine that a requirement of 21 CFR Part 820 is not appropriate or not applicable to the product delivered, the Supplier shall notify the Customer within thirty days of making that determination. The list of agreed not appropriate or not applicable requirements is shown in Appendix 1.

ISO 13485:2003

The Supplier and Customer shall each maintain a Quality Management System (QMS) that conforms to the requirements of ISO 13485:2003. The Supplier shall register the QMS with a registrar acceptable to the Customer. The Supplier shall provide a copy of the registration certificate to the Customer. Should the Supplier determine that a requirement of ISO 13485:2003 is not appropriate or not applicable to the product delivered, the Supplier shall notify the Customer within thirty days of making that determination. The list of agreed not appropriate or not applicable requirements is shown in Appendix 2.

ISO 14971:2007

The Supplier and the Customer shall each maintain a Risk Management System that conforms to the requirements of ISO 14971:2007. In addition, both the Supplier shall integrate the Risk Management System (RMS) into the Quality Management System (QMS) employing the principles in GHTF/SG3/N15R8. Should the Supplier determine that a requirement of ISO 14971:2007 is not appropriate or not applicable to the product delivered, the Supplier shall notify the Customer within thirty days of making that determination. The list of agreed not appropriate or not applicable requirements is shown in Appendix 3.

Medical Device Directive (MDD) - 93/42/EEC

The Supplier and the Customer shall each maintain a Quality Management System (QMS) that conforms to the requirements of the MDD as stated in 3.2 of the MDD. Should the Supplier determine that a requirement of the MDD is not appropriate or not applicable to the product delivered, the Supplier shall notify the Customer within thirty days of making that determination. The list of agreed not appropriate or not applicable requirements is shown in Appendix 4.

000725-F02 Rev A

Exclusion to Required Standards

The Supplier shall produce products in accordance with the requirements of the standards listed. Should the Supplier determine that a requirement of a listed standard is not appropriate or not applicable to the product delivered, the Supplier shall notify the Customer within thirty days of making that determination. The list of agreed exclusions is also shown below.

Standard Title Exclusions:

1.8.	Use of Third Parties

Directed Procurement

The Customer has qualified the Third Party Suppliers in the following table to provide the goods or services listed. For the purposes of this agreement, the Supplier does not have to qualify these Third Party Suppliers.

Third Party Suppliers – Directed Procurement:

Supplier Product or Service:

Sterilization Service

When used on, applied to, or incorporated into the product provided to the Customer, the Supplier shall purchase the listed goods or services from the designated Third Party Supplier.

The Supplier shall provide the Customer with monthly performance reports on these Third Party Suppliers that includes the number of purchase order lines placed with the Third Party Supplier, the percentage of shipments received late, and the percentage of shipments rejected at receiving acceptance (21 CFR §820.80(b) or ISO 13485:2003 Clause 7.4.3).

1.9.	Supplier Selected

If the Supplier uses a Third Party Supplier, other than directed procurement, to manufacture, package, label, test, or release product provided to the Customer, the role of the Third Party Supplier is identified in the table below. In selecting Third Party Suppliers, the Supplier shall apply the requirements of 21 CFR §820.50 and ISO 13485:2003 Clause 7.4. In addition, the Supplier shall apply the principles in GHTF/SG3/N17:2008.

Third Party Suppliers:

Supplier Product or Service QMS Applied:

000725-F02 Rev A

1.10.	Term of Agreement

This Agreement shall become effective and binding upon the date of the final signature and shall remain in effect until 2 years after the last delivery of any product by the Supplier to the Customer, unless the Customer specifically requests an extension of the Agreement. Either party may terminate this Agreement by giving 6 months written notice to the other party.

1.11.	Assignment

Neither party shall have the right to assign any or all of its rights or obligations under this agreement without the other party’s prior written consent, which shall not unreasonably be withheld. The foregoing notwithstanding, prior written consent shall not be required in connection with a merger, consolidation, or a sale of all or substantially all of party’s assets to a third party, except if such merger, consolidation or sale is with a competitor of the other party.

2.	COMPLIANCE

2.1.	Specifications

The Customer shall define the specifications for the product the Supplier provides. This could take many forms including drawings, reference to commercial specifications, identification of brand names, and standards. The specifications may be paper documents, electronic documents or other appropriate media. The Supplier undertakes to deliver product in full conformance to the agreed specifications.

2.2.	Specification Changes

Changes to specifications are made by mutual agreement between the Supplier and the Customer. In addition to agreement of the change, the Supplier and Customer will determine the effectivity date of the change. When the specifications include references to brand names, the Supplier and Customer will mutually agree on the implementation of any changes made in the brand name product.

2.3.	Activity by Regulators, Notified Bodies, or Certification Bodies

The Supplier shall promptly notify the Customer of any inspections, audits, formal visits, etc. of any regulator, notified body, or certification body acting in a formal capacity. In the US this includes, but is not limited to the Food and Drug Administration, the Environmental Protection Agency, and the Occupational Safety and Health Administration. It also includes corresponding State Agencies. Upon the Customer’s request, the Supplier shall disclose the results of any inspections or audits and the associated cause and corrective action. The Supplier shall promptly notify the Customer of any inspection or audit findings that impact the safety, effectiveness, conformity, or availability of product the Supplier provides to the Customer.

2.4.	Third Party Quality Agreements

The Supplier shall have a Quality Agreement with Third Party Suppliers used for production, packaging, testing, processing, or release. Upon the Customer’s request, the Supplier will provide a copy of the Quality Agreement.

000725-F02 Rev A

3.	MANUFACTURING, PACKAGING, AND LABELING

3.1.	Environmental Control

If environmental conditions could reasonably be expected to have an adverse effect on product quality, the Supplier shall establish and maintain procedures, including maintenance, adjustment, and inspection to adequately control these environmental conditions. The Supplier shall keep records of these activities and make them available to the Customer upon request.

3.2.	Personnel

If contact between personnel and the product could reasonably be expected to have an adverse effect on product quality, the Supplier shall establish and maintain requirements for the health, cleanliness, personal practices, and clothing of personnel to adequately control this contact. The Supplier shall keep records of these activities and make them available to the Customer upon request.

3.3.	Equipment

The Supplier shall ensure that all equipment used in the manufacturing process for product is appropriately designed, constructed, placed, and installed. The Supplier shall establish and maintain schedules for the adjustment, cleaning, and other maintenance of equipment to ensure that manufacturing specifications are met. The Supplier shall keep records of these activities and make them available to the Customer upon request.

3.4.	Automated Processes

If the Supplier uses computers, software, or other automated methods as part of the production process, the Supplier shall validate the computer software for its intended use. The validation process shall create a validation protocol (describing the planned activities) and a validation report documenting the outcome of the planned activities). All software changes shall be similarly validated prior to use. The Supplier shall keep records of these activities and make them available to the Customer upon request.

3.5.	Inspection, measuring, and test equipment

The Supplier shall ensure that all inspection, measuring, and test equipment (IM&TE) used in the manufacturing process for product is suitable for its intended purposes and is capable of producing valid results. Suitability includes limits for accuracy and precision. The Supplier shall establish and maintain schedules for the calibration, adjustment, cleaning, and other maintenance of equipment to ensure that manufacturing specifications are met. Calibration standards used for IM&TE shall be traceable to national or international standards. The Supplier shall keep records of these activities and make them available to the Customer upon request.

000725-F02 Rev A

3.6.	Process Validation

If the output of a Supplier’s process is not fully verified by subsequent inspection or test, the Supplier shall validate the process with a high degree of assurance, typically demonstrating a Cpk ≥ 1.33.

The validation process shall create a validation protocol (describing the planned activities) and a validation report (documenting the outcome of the planned activities). All validated process changes shall be similarly validated prior to use. The Supplier shall keep records of these activities and make them available to the Customer upon request. When the Supplier ships products produced using a validated process, the Supplier shall include process documentation showing the date the process was operated, the name of the operator, the identity of major equipment used, the identity and calibration recall date of the IM&TE used in the process, and the setting of each input process parameter.

3.7.	Calibration

The Supplier shall have an established process for calibration of equipment used to manufacture the product. Records are available upon request.

3.8.	Labeling Operations

The Supplier shall control all labeling and packaging operations to prevent labeling mix-ups. The Supplier shall keep records of these activities and make them available to the Customer upon request.

3.9.	Packaging Operations

The Supplier will pack and package the product using the agreed methods or best practices to protect the product from deterioration or damage during processing, storage, handling, and shipment. The Supplier shall keep records of these activities and make them available to the Customer upon request.

4.	DOCUMENTATION AND RECORDS

4.1.	Device History Record

The Supplier and Customer will agree on which party maintains selected portions of the Device History Record required by 21 CFR §820.181. This list also includes installation reports (21 CFR §820.170) and servicing reports (21 CFR §820.200).

•	Record Applicable Supplier Customer Specific Records

•	Device specifications

•	Production process specifications

•	Quality assurance procedures and specifications

•	Labeling specifications

•	Packaging specifications

•	Installation procedures and methods

•	Installation records

•	Maintenance procedures, methods, and Records

•	Servicing procedures, methods, and records

000725-F02 Rev A

Upon the request of the Customer, the Supplier shall make all records available within two working days.

4.2.	Record Retention

Records required by the agreed upon quality system will be maintained for a period of 15 years after the last product has been manufactured.

5.	STORAGE AND SHIPMENT

5.1.	Storage

The Supplier shall establish and maintain procedures to control storage areas and stock rooms to prevent mix-ups, damage, deterioration, contamination, or other adverse effects. The Supplier shall ensure that all products are stored to facilitate proper stock rotation and that product is retrieved from stock using First In, First Out (FIFO) methodology.

5.2.	Shipment

The Supplier shall ship products to the Customer using agreed shipping methods to prevent the damage or deterioration of the product. The shipment methods are summarized in the list below, but may be augmented by specified requirements and standards.

Shipment Method Summary:

•	Product

•	Packaging

•	Handling

•	Carrier

•	Reusable Container

Reusable containers are initially purchased by the Customer and provided to the Supplier as Customer owned material.

The Supplier will repair or replace damaged reusable containers as necessary to keep the circulating stock at the agreed level. If the agreement is terminated, all reusable containers belong to the Customer.

6.	CHANGE CONTROL

6.1.	Change Requests

If the Supplier requests to change a document, specification, drawing, etc. under the Customer’s control, the Supplier shall document the request including the specific change, the reason for the change, the benefit derived from approving the request, the loss incurred from disapproving the request, and the anticipated lead time before the change is reflected in the product. The Customer shall promptly acknowledge receipt of each change request. The Customer shall make a decision to accept or reject the change within thirty days of acknowledging receipt. For accepted changes, the Supplier and Customer will work together to develop a plan to implement the change.

000725-F02 Rev A

6.2.	Deviations

If the Supplier needs to deviate from a document, specification, drawing, etc. under the Customer’s control, the Supplier shall document the deviation request including the specific deviation, the reason for the deviation, and the period (time, lots, etc.) the deviation will be in effect.

6.3.	Other Changes

The Supplier shall promptly notify the Customer of changes, other than those documented above, in the product or service so the Customer may determine whether the changes may affect the quality of a finished device.

7.	NON-CONFORMANCE, CAPA, AND COMPLAINTS

7.1.	Disposition of Non-conforming Material

The Supplier shall segregate, investigate, and disposition all nonconforming material. The Supplier is authorized to make rework and scrap dispositions without Customer Authorization. Concession or repair dispositions require the Customer’s written authorization. If the Supplier requests authorization for a repair or concession disposition, the Supplier shall document the disposition request including the inspection or test conducted, the actual results, and, if applicable, the proposed repair. The Supplier shall update the production-monitoring portion of the ISO 14971 Risk Management File to include information on the nonconformity.

7.2.	Rework

If the Supplier needs to rework any product supplied to the Customer, a written history of all rework and/or corrective actions needed shall accompany the product upon shipment to the Customer, either separately or in the form of a Corrective Action.

7.3.	Corrective Action

Supplier Initiated Corrective Action

The Supplier shall initiate corrective action for all detected nonconforming material regardless of disposition. Corrective Action shall include the following steps.

1)	Determining the cause(s) of nonconformity

2)	Evaluate the need for action to ensure the nonconformity doesn’t recur

3)	Determine the action needed to prevent recurrence

4)	Implement the action needed to prevent recurrence

5)	Review the effectiveness of the corrective action

The Supplier shall keep records of these activities and make them available to the Customer upon request.

Customer Initiated Corrective Action

The Customer may initiate corrective action for the Supplier when the Customer identifies a nonconformity after receipt of the Supplier’s product. The Supplier shall initiate corrective action upon receipt of the Customer’s initiation. The Supplier’s Corrective Action shall include the following steps.

1)	Determining the cause(s) of nonconformity

2)	Evaluate the need for action to ensure the nonconformity doesn’t recur

000725-F02 Rev A

3)	Determine the action needed to prevent recurrence

4)	Implement the action needed to prevent recurrence

5)	Review the effectiveness of the corrective action

The Supplier shall report the results of the corrective action to the Customer within 15 working days of initiation. The Supplier shall keep records of these activities and make them available to the Customer upon request.

7.4.	Complaints

Supplier Received Complaints

If the Supplier receives a complaint related to the product, or any similar product, the Supplier provides to the Customer, the Supplier shall promptly notify the Customer. The Customer will enter the complaint into the Customer’s Complaint Management System (21 CFR §820.198) and review and evaluate the complaint to determine whether an investigation is necessary. The Customer will notify the Supplier of the decision to investigate or not. If the Customer requires the Supplier’s assistance in the investigation, the Customer will follow the Customer Initiated Corrective Action described above.

Customer Received Complaints

If the Customer receives a complaint related to the product the Customer supplies, the Customer will enter the complaint into the Customer’s Complaint Management System (21 CFR §820.198) and review and evaluate the complaint to determine whether an investigation is necessary. If the Customer requires the Supplier’s assistance in the investigation, the Customer will follow the Customer Initiated Corrective Action described above.

7.5.	Medical Device Reports

If the Supplier files a Medical Device Report for the product, or any similar product, the Supplier provides to the Customer, the Supplier shall promptly notify the Customer. The Supplier and the Customer shall cooperate in the exchange of information required to effectively manage the Supplier’s medical device report in the Customer’s Medical Device Event files.

7.6.	Corrections and Removals

If the Supplier files a Corrections or Removals for the product, or any similar product, the Supplier provides to the Customer, the Supplier shall promptly notify the Customer. The Supplier and the Customer shall cooperate in the exchange of information required to effectively manage the Supplier’s Correction or Removal Report in the Customer’s Corrections and Removals Records.

8.	AUDITS

8.1.	Customer Audits of Supplier Facilities

The Supplier shall allow the Customer, or its authorized representative, to perform audits of the Supplier’s facilities, systems, documentation, and other requirements related to this agreement. Audits shall be conducted at mutually agreed dates and times. The Supplier and Customer will agree upon methods to protect intellectual property such as confidentially agreements, non-disclosure agreements, etc.

000725-F02 Rev A

8.2.	Customer Audit Findings

When conducting audits at the Supplier’s location, the Customer will issue an Audit Report within five working days of the audit’s conclusion. The Supplier shall issue a plan to determine the correction, cause, and corrective action for each finding within thirty days of the Audit Report’s issue date.

8.3.	Auditing Third Party Suppliers

The Supplier shall allow the Customer, or its authorized representative, to perform audits of the Third Party Supplier’s facilities, systems, documentation, and other requirements related to this agreement. Audits shall be conducted at mutually agreed dates and times. The Supplier, Customer, and Third Party Supplier will agree upon methods to protect intellectual property such as confidentially agreements, non-disclosure agreements, etc.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written below.

SI-BONE

Name	Title	Signature	Date

Steve Ohara	Director of Quality	/s/ Steve Ohara	3/22/2013

Orchid Bio-Coat

Name	Title	Signature	Date

Robert J. Naumann	General Manager	/s/ Robert J. Naumann	12/18/12

000725-F02 Rev A

Appendix 1

The list of agreed not appropriate or not applicable requirements from 21 CFR Part 820: None.

000725-F02 Rev A

Appendix 2

The list of agreed not appropriate or not applicable requirements from ISO 13485:2003: None.

000725-F02 Rev A

Appendix 3

The list of agreed not appropriate or not applicable requirements from ISO 14971:2007: None.

000725-F02 Rev A

Appendix 4

The list of agreed not appropriate or not applicable requirements from Medical Device Directive (MDD) - 93/42/EEC: None.